SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2006

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27487	88-0350156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer ID Number)

1635 Rosecrans Street, Suite D, San Diego, CA 92106
(Address of principal executive offices)

Registrant's telephone number, including area code: (858) 488-7775

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Agreement

On May 4, 2006, the Board of Directors of International Sports and Media, Inc. appointed Darin Pines as a member of the Board of Directors.

Mr. Pines entered into an agreement with the Company, effective as of May 4, 2006. The agreement has a twelve-month term, subject to renewal upon agreement of parties. Under the agreement, he will be issued 250,000 shares of the Company’s restricted common stock for his services. Mr. Pines will also be entitled pre-approved expenses incurred on behalf of the Company including but not limited to travel expenses to attend Board meeting will be reimbursed.

Item 3.02  Unregistered Sales of Equity Securities

In accordance with the Director Agreement with Darin Pines dated May 4, 2006, referenced in Item 1.01, we authorized the issuance of 250,000 restricted shares to Mr. Pines. The shares were valued at $.35 per share which was the closing price on day of issuance and were issued based upon the exemption from registration found in Section 4(2) of the Securities Act.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 28, 2006, the Company accepted the resignation from Lonn Paul as the Company’s Secretary and member of the Board of Directors effective immediately.  Effective May 4, 2006, to fill the vacancy created by Mr. Paul’s resignation as a member of the board of directors, the Company appointed Darin Pines as a member of the board of directors. The information required by this Item relating to the appointment of Mr. Pines as a member of the Board of Directors is incorporated by reference from Item 1.01.

Biographical Information Regarding Darin Pines

Mr. Pines has served as vice president of operations for American Aloe Nurseries since August 2002. Mr. Pines has over 14 years combined experience in farm and nursery operations.  Mr. Pines began his career in 1992 with his family’s Nursery business. In 1992 he joined the Carlsbad Floral Exchange Inc. where he was responsible for managing their various nursery facilities, as well as managing business development activities including responsibility for customer development and retention. At American Aloe Nurseries, Mr. Pines is responsible for all day-to-day operations, including nursery and farming operations and business and channel development activities. Since joining American Aloe Nurseries, Mr. Pines has been instrumental in the acquisition of both the farm and nursery properties, the strategic restoration of the nursery, development and planting of the Imperial Valley farm, and establishing the Company’s proprietary farming techniques which have provided superior quality and yield.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1

Director Agreement with Darin Pines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.

May 4, 2006 Date	/s/ Yan K. Skwara Yan K. Skwara, President